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                                                                  EXHIBIT 10.171

                                  MORTGAGE NOTE
                                 (VARIABLE RATE)

$15,190,000.00                                                  October 30, 2002

         FOR VALUE RECEIVED, the undersigned, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 20 South Third Street, Columbus, Ohio 43215 (hereinafter referred to as "Maker"), promises to pay to the order of BANK ONE, NA, a national banking association (hereinafter referred to as "Payee," which term shall include any holder hereof), at its principal place of business at 100 East Broad Street, Columbus, Ohio 43271-0208, or at such other place as Payee may designate, the principal sum of Fifteen Million One Hundred Ninety Thousand Dollars ($15,190,000.00) or so much thereof as may be advanced by Payee to Maker from time to time, together with all charges herein provided and interest on the unrepaid advances of said principal sum from date of disbursement by Payee, payable in cash at the rates and in the manner hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 The following terms wherever used in this Note shall have the following meanings:

         "30-Day LIBOR Rate" shall mean a fixed rate of interest equal to the LIBOR Rate for a thirty (30) day Interest Period.

         "60-Day LIBOR Rate" shall mean a fixed rate of interest equal to the LIBOR Rate for a sixty (60) day Interest Period.

         "90-Day LIBOR Rate" shall mean a fixed rate of interest equal to the LIBOR Rate for a ninety (90) day Interest Period.

         "Audubon Village Mortgage" shall mean a certain Mortgage, Assignment of Rents and Security Agreement of even date herewith on the Audubon Village Property given by Maker in favor of Payee to secure payment of this Note.

         "Audubon Village Property" shall mean that certain tract of land consisting of 16.807 acres, more or less, and all improvements, now and hereafter situated thereon in the City of Henderson, County of Henderson and Commonwealth of Kentucky, all of which shall be subject to the Audubon Village Mortgage.

         "Calculation Date" shall mean the first day of each calendar quarter commencing January 1, 2003, and each April 1, July 1, October 1, and January 1 thereafter.
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         "Chillicothe Plaza Mortgage" shall mean a certain Open-End Mortgage,
Assignment of Rents and Security Agreement of even date herewith on the Chillicothe Plaza Property given by Maker in favor of Payee to secure payment of this Note.

         "Chillicothe Plaza Property" shall mean that certain tract of land consisting of 16.315 acres, more or less, and all improvements, now and hereafter situated thereon in the City of Chillicothe, County of Ross and State of Ohio, all of which shall be subject to the Chillicothe Plaza Mortgage.

         "Default Rate of Interest" shall mean the rate equal to three percent (3.0%) per annum plus the applicable rate of interest otherwise being charged hereunder.

         "DSCR" shall mean the debt service coverage ratio as determined by Payee as of each Calculation Date, calculating the ratio of (x) the sum of the Net Operating Income from the Properties for the immediately preceding twelve
(12) months to (y) the sum of the principal and interest payments that would be due and payable for the immediately preceding twelve (12) months based upon an assumed amortization of the outstanding principal amount hereunder over a twenty-five (25) year period at an assumed interest rate of the then-current 10-year U.S. Treasuries plus two and one-half percent (2.50%) per annum, but in no event at an assumed interest rate less than seven and one-half percent (7.5%) per annum.

         "Effective LIBOR Rate" shall mean the Elected LIBOR Rate plus one and 95/100 percent (1.95%) per annum, subject to adjustment pursuant to the provisions of Sections 2.4 and 2.5.

         "Effective Rate" shall mean the Prime Rate, Effective LIBOR Rate, or Default Rate of Interest, whichever shall be applicable.

         "Elected LIBOR Rate" shall mean the 30-Day LIBOR Rate, the 60-Day LIBOR Rate or the 90-Day LIBOR Rate, as applicable.

         "Extension Period" shall mean the period during which the Maturity Date has been extended pursuant Section 2.6 of this Note.

         "Gross Revenues" shall mean for each month all rents, revenues and other payments received by or for the benefit of Maker in cash or current funds or other consideration from any source whatsoever in connection with its ownership, operation and management of the Properties, including all payments received by Maker from all tenants or other occupants of the Properties. Gross Revenues shall be determined on an accrual basis and in accordance with general accepted accounting principles.

         "Interest Period" means each consecutive one, two or three month period, as applicable (the first of which shall commence on the date of this Note) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, but in no event exceeding the Maturity Date of this Note, and provided that if any Interest Period is scheduled to end on a date

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for which there is no numerical equivalent to the date on which the Interest
Period commenced, then it shall end instead on the last day of such calendar month.

         "LIBOR Index" shall mean the offered rate for the period equal to or next greater than the Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two London Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters Screen FRBD, or such other screen as may replace such screen on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Payee from an alternate, substantially similar independent source available to Payee or shall be calculated by Payee by a substantially similar methodology as that theretofore used to determine such offered rate.

         "LIBOR Rate" shall mean, initially, the LIBOR Index plus one and 95/100 percent (1.95%) per annum, subject to adjustment pursuant to the provisions of
Section 2.5.

         "LIBOR Rate Conversion Notice" shall mean written notice from Maker delivered to Lender not less than two (2) London Business Days prior to the end of any Interest Period specifying that Maker elects either the 60-Day LIBOR Rate or the 90-Day LIBOR Rate as the Elected LIBOR Rate for the next Interest Period.

         "Liberty Plaza Deed of Trust" shall mean a certain Deed of Trust, Assignment of Rents and Security Agreement of even date herewith on the Liberty Plaza Property given by Maker in favor of Payee to secure payment of this Note.

         "Liberty Plaza Property" shall mean that certain tract of land consisting of 8.10 acres, more or less, and all improvements, now and hereafter situated thereon in the City of Morristown, County of Hamblen and State of Tennessee, all of which shall be subject to the Liberty Plaza Deed of Trust.

         "Loan Agreement" shall mean that certain Loan Agreement of even date herewith, pursuant to which the principal amount of this Note is to be disbursed, by which Payee agrees to loan funds to Maker pursuant to the terms and conditions stated therein.

         "Loan Documents" shall collectively mean this Note, the Mortgages, Loan Agreement, and any other instrument, affidavit, certificate, or document heretofore, now or hereafter given by Maker in connection with the closing of the loan evidenced by this Note.

         "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         "Maturity Date" shall mean the earlier of November 1, 2004 (or November 1, 2005 if extended pursuant to Section 2.6 of this Note), or the date of acceleration of the Indebtedness by Payee.

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         "Mortgages" shall mean, collectively, the Audubon Village Mortgage, the
Chillicothe Plaza Mortgage, the Liberty Plaza Deed of Trust, and the
Prestonsburg Village Center Mortgage.

         "Net Operating Income" shall mean, for each month calculated by Payee based upon Payee's review of Maker's monthly financial statements provided to Payee, together with such other information as Payee may reasonably request, the difference between the Gross Revenues for said month and all the Operating Expenses for said month.

         "Operating Expenses" shall mean the reasonably necessary and customary costs and expenses incurred and actually paid by Maker in connection with its ownership, operation and management of the Properties, determined on an accrual basis and in accordance with generally accepted accounting principles; specifically excluding from Operating Expenses, however (a) all capital expenditures incurred by Maker, (b) principal, interest and all other payments made under the Loan Documents and costs and expenses incurred by Maker in connection with the execution of the Loan Documents, and (c) depreciation and all other non-cash expenses of the Properties.

         "Prestonsburg Village Center Mortgage" shall mean a certain Mortgage, Assignment of Rents and Security Agreement of even date herewith on the Prestonsburg Village Center Property given by Maker in favor of Payee to secure payment of this Note.

         "Prestonsburg Village Center Property" shall mean that certain tract of land consisting of 28.417 acres, more or less, and all improvements, now and hereafter situated thereon in the City of Prestonsburg, County of Floyd and Commonwealth of Kentucky, all of which shall be subject to the Prestonsburg Village Center Mortgage.

         "Prime Rate" shall mean the interest rate established and announced from time to time by Bank One, NA, as its prime rate, based upon its consideration of economic, money market, business and competitive factors, and it is not necessarily the most favorable rate of Bank One, NA. Each change in said Prime Rate shall, without notice, automatically and immediately change the rate of interest due hereon.

         "Properties" shall mean, collectively, the Audubon Village Property, the Chillicothe Plaza Property, the Liberty Plaza Property, and the Prestonsburg Village Center Property.

                                   ARTICLE II

                       PAYMENTS OF PRINCIPAL AND INTEREST

         2.1 Subject to the provisions of this Article II, interest on the unrepaid advances of the principal sum from date of disbursement by Payee at the Effective LIBOR Rate shall be due and payable monthly on the first day of each month commencing November 1, 2002, and continuing on the first day of each month thereafter to and including the Maturity Date.

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         2.2      Notwithstanding the foregoing, if any advances of the
principal sum are made by Payee to Maker that are not made at the beginning of the Interest Period for the Effective LIBOR Rate, such advances shall bear interest at the Prime Rate until the end of the Interest Period in which such advances were made, and then such advances shall be added to the outstanding principal sum bearing interest at the Effective LIBOR Rate for the next Interest Period.

         2.3 Interest on this Note is computed by applying the ratio of the annual interest rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

         2.4 The Elected LIBOR Rate shall at all times hereunder be the 30-Day LIBOR Rate unless Maker shall effectively elect a 60-Day LIBOR Rate or 90-Day LIBOR Rate by timely delivery to Payee of a LIBOR Rate Conversion Notice.

         2.5 Effective as of any Calculation Date, in the event that Payee determines: (a) that the DSCR is equal to or less than 1.65, but greater than 1.50, then the Effective LIBOR Rate charged hereunder shall adjust to be equal to the Elected LIBOR Rate plus two and 10/100 percent (2.10%) per annum; (b) that the DSCR is equal to or less than 1.50, then the Effective LIBOR Rate charged hereunder shall adjust to be equal to the Elected LIBOR Rate plus two and 25/100 percent (2.25%) per annum; and (c) that the DSCR is greater than 1.65, then the Effective LIBOR Rate charged hereunder shall adjust to be equal to the Elected LIBOR Rate plus one and 95/100 percent (1.95%) per annum.

         2.6 All principal and all accrued and unpaid interest shall be due and payable in full on the Maturity Date, unless a principal payment is otherwise required prior to the Maturity Date pursuant to the provisions of
Section 5.4 of the Loan Agreement, in which case such principal payment shall be accordingly made; provided further, however, that Maker may elect, subject to Payee's approval which may be withheld in Payee's sole and absolute discretion, to extend the Maturity Date of this Note to November 1, 2005, by giving Payee written notice of such request after July 1, 2004, but prior to October 1, 2004, and by paying to Payee, prior to the then current Maturity Date, a non-refundable loan extension fee in the amount of one-fourth of one percent (0.25%) of the then outstanding principal balance of this Note; provided further that, at the time of such election, there shall not have occurred any uncured Event of Default, as hereinafter defined, or any event which after notice or the passage of time, or both, could give rise to an Event of Default, or any materially adverse change in the financial condition of Maker.

         2.7 Should the Maturity Date be extended pursuant to Section 2.6 of this Note, during the Extension Period, Maker shall make monthly principal payments to Payee in an amount equal to one-three hundredths (1/300) of the outstanding principal due under this Note as of, and commencing on, the first day of the Extension Period, in addition to the interest payments due under
Section 2.1.

         2.8 Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late

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charges and other charges, provided, however, upon an Event of Default, Payee reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Payee may from time to time determine in its sole discretion.

         2.9 All payments of principal and interest due under this Note shall be made by Maker without any rights of offset or other reduction of the amount of such payments.

                                  ARTICLE III

                                  LATE CHARGES

         3.1 If any of said payments of principal or interest or any combination thereof be not paid in full within ten (10) days after such payment is due, then in addition to the amount of said payment there shall be due, and Maker promises to pay, a late charge in respect of each said payment in the amount of five percent (5.0%) of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of One Thousand Five Hundred Dollars ($1,500.00) per late charge, which Maker agrees is a fair and reasonable charge for costs incurred by Payee in processing such late payment and shall not be deemed a penalty. The late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee.

                                   ARTICLE IV

                                   PREPAYMENT

         4.1      The privilege is hereby reserved by Maker to prepay, upon five
(5) business days' prior written notice to Payee, the outstanding principal balance of this Note in whole or in part at any time and from time to time without premium or penalty, provided that a payment of all accrued and unpaid interest to the date of such prepayment is included with such prepayment. Notwithstanding the foregoing, if Maker makes any such prepayment other than on the last day of an Interest Period, Maker (a) with such prepayment, shall pay all accrued and unpaid interest to the date of such prepayment, (b) with such prepayment, shall pay an administrative fee of $100.00, and (c) on demand, shall reimburse Payee and hold Payee harmless from all losses and expenses incurred by Payee as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though Payee funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period, whether in fact that is the case or not. Payee's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. In the event that the prepayment is made as a result of Acceleration as defined in Section 5.2 below, then a prepayment premium shall be payable equal to five percent (5%) of the amount then due.

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                                    ARTICLE V

                                     DEFAULT

         5.1 The term "Event of Default" shall mean the occurrence of any one or more of the following:

         (a) A failure by Maker to make any payment of principal or interest or any combination thereof on this Note within fifteen (15) days after payment is due;

         (b) The material incorrectness as of the date hereof of any representation or warranty made by Maker to Payee in any of the Loan Documents, any financial statement or any other document delivered to Payee in connection with the loan evidenced by this Note;

         (c) The abandonment of any of the Properties, or any portion thereof, without the written consent of Payee;

         (d)      Intentionally Omitted;

         (e) The sale (by land contract or otherwise), assignment, mortgaging, leasing, encumbering, refinancing or conveyance of any of the Properties, or any portion thereof or legal or equitable interest therein, except as otherwise expressly permitted in the Loan Documents;

         (f) That a mechanic's or materialmen's lien is filed upon any of the Properties, which lien is not discharged or bonded off or fully reserved for, within thirty (30) days after such filing;

         (g) Thirty (30) days after Payee's notice to Maker of Maker's failure to keep in full force and effect or obtain and thereafter keep in full force and effect all certificates, licenses, franchise or management agreements, permits and other agreements necessary in Payee's reasonable discretion, for the lawful occupancy, use and operation of the any of the Properties for its intended purposes, including, but not limited to, a retail center.

         (h) A failure by Maker to keep in effect the policies of insurance required by any of the Mortgages;

         (i) The change in the identity of any of the general partners of Maker;

         (j) The occurrence of any event of default, acceleration, or commencement of foreclosure under any other deed of trust, lien or encumbrance on any of the Properties, prior or subordinate to any of the Mortgages;

         (k) The entry of any judgment or lien in an amount in excess of One Hundred Thousand Dollars ($100,000.00) against Maker by or in favor of any third person which judgment or lien is not satisfied, discharged, reserved for, or bonded off within thirty (30) days from the date of entry of said judgment or lien;

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         (l)      The appointment of a receiver, trustee, custodian,
conservator, or liquidator, or other similar official for Maker or any of the Properties or any other property of Maker;

         (m) Maker shall admit in writing inability to pay debts, or shall make a general assignment for the benefit of creditors;

         (n) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Maker or any debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

         (o) Any case, proceeding or other action commenced against Maker seeking to have an order for relief entered against Maker, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Maker or any debts, under any law relating to bankruptcy, insolvency, reorganization or debtor relief laws, or seeking an appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any of the Properties, or any other property of Maker, and such case, proceeding or other action (i) results in the entry of an order for relief against Maker or
(ii) remains undismissed for a period of sixty (60) days;

         (p) Maker shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof;

         (q) An occurrence of any event or condition which results in a default in the payment of any other indebtedness or the performance of any other obligation of Maker to Payee;

         (r)      The liquidation, termination or dissolution of Maker; or

         (s) A failure by Maker to comply with any of the other terms or conditions specified herein or in any other of the Loan Documents or Maker's failure to perform any of Maker's covenants under the Loan Documents and such failure remains uncured for thirty (30) days after Payee provides written notice of such failure in accordance with the terms of any of the Mortgages.

         5.2 Upon the occurrence of any Event of Default, the entire unpaid balance of principal and interest evidenced by this Note, together with all sums of money advanced by Payee in accordance with the terms of any one or more of the Loan Documents, and all sums due and owing for any late charge or charges hereunder (the foregoing being hereinafter collectively referred to as the "Indebtedness") shall thereupon bear interest at the Default Rate of Interest, and at the option of Payee, all the Indebtedness together with interest thereon at the Default Rate of Interest shall immediately become due and payable ("Acceleration") without demand made therefor and without notice to any person, notice of the exercise of said option being hereby expressly waived, and Payee shall have all remedies of a secured party under law and equity to enforce the payment of all of the Indebtedness, time being of the essence of this Note. The

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Default Rate of Interest shall be charged to Maker upon the occurrence of any
Event of Default notwithstanding any invoices or billing statements sent by Payee to Maker indicating an interest rate to the contrary. In addition, any waiver of Payee's right to charge the Default Rate of Interest or to accelerate the Indebtedness must be made in writing and cannot be waived by oral representation or the submission to Maker of monthly billing statements.

         5.3 Notwithstanding the foregoing, upon the occurrence of any Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration and failure to pay upon final maturity, Payee, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate under this Note to the Default Rate of Interest, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including the Default Rate of Interest). The interest rate under this Note will not exceed the maximum rate permitted by applicable law.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 The failure of Payee to exercise any option herein provided upon the occurrence of any Event of Default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent Event of Default. Maker hereby agrees that the maturity of all or any part of the loan may be postponed or extended and that any covenants and conditions contained in this Note or in any of the other Loan Documents may be waived or modified without prejudice to the liability of Maker on said Note or Loan Documents.

         6.2 When this Note becomes due, by Acceleration or otherwise, Payee may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to property held as security herefor. Payee shall not be bound to take any steps necessary to preserve any rights in the property held as security herefor against prior parties, which Maker hereby assumes to do. Maker expressly authorizes Payee to deal in any manner with any collateral and the security of every kind and character given to secure the payment of Maker's obligations under this Note, and without limiting the generality of the foregoing, Maker expressly authorizes Payee to waive any rights which Payee may have relative to requiring additional collateral or to surrendering or to releasing collateral held by Payee, or to substituting any collateral held by Payee for other collateral of like kind, or of any kind, nor shall the obligations of Maker under this Note, nor the rights of Payee under the Loan Documents be diminished or in any manner affected by the failure of Payee to exercise its rights with reference to such collateral or in any manner failing to proceed against the collateral or security pledged or conveyed as security for the obligations of Maker under this Note. The provisions hereof shall apply and be controlling as to all property which may at any time be security herefor.

         6.3 Maker hereby authorizes Payee, in its sole discretion, upon the occurrence of an Event of Default, to apply all or any portion of the balance of any account maintained by Maker with Payee to the payment or reduction, in whole or in part, of any and all principal and interest then due, whether by acceleration or otherwise, to Payee under this Note. Upon the occurrence

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of any Event of Default, Payee shall have the right to setoff against all obligations of Maker to Payee hereunder, whether matured or unmatured, all amounts owing to Maker by Payee, whether or not then due and payable, and all other funds or property of Maker on deposit with or otherwise held in the custody of Payee or any of its affiliates, all without notice to or demand on Maker, such notice and demand being hereby waived.

         6.4 Presentment for payment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto are hereby waived by Maker.

         6.5 Maker hereby waives all relief from any and all appraisement or exemption laws now in force or hereafter enacted.

         6.6 The obligations evidenced or created by this Note, as well as all waivers of rights by Maker contained herein shall effectively bind and be the obligations and waivers of any and all others who may at any time become liable for the payment of all or any part of this Note, including, without limitation, all indorsers and guarantors.

         6.7 Nothing herein contained, nor in any of the other Loan Documents or other documents relating hereto, shall be construed or so operate as to require Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Payee, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Payee to Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall Maker or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Payee shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of this Note, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

         Notwithstanding anything to the contrary herein contained, in the event that the Effective Rate should ever exceed the highest rate permissible under applicable law, thereby causing the interest accruing on the indebtedness evidenced by this Note to be limited to such highest rate permissible under applicable law, then any subsequent reduction in the Effective Rate shall not reduce the rate of interest charged hereunder below the highest rate permissible under applicable law until the total amount of interest accrued on the indebtedness evidenced by this Note equals the amount of interest which would have accrued on such indebtedness if the Effective Rate had been in effect at all times in the period during which the rate charged thereon was limited to the highest rate permissible under applicable law.

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         6.8      Maker acknowledges and agrees that all property pledged or assigned by Maker to Payee as security for this Note has been pledged or assigned as security for the entirety of all indebtedness evidenced by this Note.

         6.9 If any provision (or any part of any provision) contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein and the remaining provisions of this Note shall remain in full force and effect.

         6.10 Maker hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Maker in favor of Payee for the amount due together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Note. Maker waives any right to move any court for an order having any attorney or firm representing Payee removed or disqualified as counsel for Payee as a result of such attorney or firm confessing judgment against Maker in accordance with this
Section 6.10. Maker hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Payee confessing judgment against Maker and expressly consents to any attorney representing Payee or to any other attorney to confess judgment against Maker in accordance with this Section 6.10. Maker hereby further consents and agrees that Payee may pay any attorney confessing judgment against Maker in accordance with this Section 6.10, a reasonable fee for confessing judgment and that any fees so paid may be included in the amount of such judgment.

         6.11 Maker hereby agrees to pay to Payee all costs of preparing, collecting and securing, and of attempting to collect and to secure this Note, and all costs of foreclosing any of the Mortgages, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise; and said costs and any other sums due Payee by virtue of this Note or the any of the Mortgages may be included in any judgment or decree rendered.

         6.12 Maker agrees that Payee may provide any information Payee may have about Maker or about any matter relating to this Note to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note. Maker agrees that Payee may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Note to one or more purchasers whether or not related to Payee.

         6.13 JURY WAIVER. THE UNDERSIGNED AND PAYEE (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY

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
AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND PAYEE ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN PAYEE AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO PAYEE TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

         This Note is delivered in the State of Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. In addition to any other appropriate jurisdiction determined by Payee, Maker hereby consents to, and by execution of this Note, submits to the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Note. Maker agrees that venue is proper in said jurisdiction.

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
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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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                                     GLIMCHER PROPERTIES LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                            By: Glimcher Properties Corporation,
                                                its General Partner

                                                By: /s/ George A. Schmidt
                                                    ----------------------------
                                                    George A. Schmidt, Executive
                                                    Vice President

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 30th day of October, 2002, by George A. Schmidt, the Executive Vice President of Glimcher Properties Corporation, the General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, on behalf of the corporation and limited partnership.

                                     /s/ Barbara B. Howison
                                     -------------------------------------------
                                     Notary Public

                                     Commission Expires:  07/02/05

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